UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Europe 2001 HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16261 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective May 19, 2008, due to a 1 for 1 spin-off of entitlement shares that will convert to a 5% stock dividend of UBS AG, the quantity of shares of UBS AG represented by each 100 share round lot of Europe 2001 HOLDRS increased from 6 shares to 6.30 shares. For the 6 shares of UBS AG per 100 share round lot of Europe 2001 HOLDRS, The Bank of New York Mellon received 6 entitlement shares of UBS AG. For the 6 entitlement shares of UBS AG per 100 share round lot of Europe 2001 HOLDRS, The Bank of New York Mellon received 0.30 shares of UBS AG.  Effective June 2, 2008, pursuant to the distribution of UBS AG Transferable Rights from UBS AG, The Bank of New York Mellon distributed 0.063 UBS AG Rights per share of Europe 2001 HOLDRS to shareholders of record on May 29, 2008. For the 6.3 shares of UBS AG per 100 share round lot of Europe 2001 HOLDRS, The Bank of New York Mellon received 6.3 UBS AG Rights.

Effective May 23, 2008, Shire PLC, an underlying constituent of the Europe 2001 HOLDRS Trust, changed its name to Shire Limited.  The ticker and CUSIP number will remain the same.

Effective May 29, 2008, the price of Millicom International Cellular SA was adjusted to account for a special cash dividend of $2.40 per share. The Bank of New York Mellon distributed $19.20 in cash (8 shares x $2.40) on May 29, 2008.

Effective June 13, 2008, due to the 2 for 1 stock split of Ericsson LM Telephone Company, the quantity of shares of Ericsson LM Telephone Company represented by each 100 share round lot of Europe 2001 HOLDRS increased from 1.6 shares to 3.2 shares.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

		99.1	Europe 2001 HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Date: August 11, 2008	By:	/s/	Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Europe 2001 HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.